EXHIBIT 4.3


                        NATIONAL CITY BANCSHARES, INC.
               1999 STOCK OPTION AND INCENTIVE PLAN

   1. PLAN PURPOSE. The purpose of the Plan is to promote the long-term interests of the Company and its shareholders by providing a means for attracting and retaining Employees and Directors who provide services to the Company and its Affiliates.

   2. DEFINITIONS.  The following definitions are applicable to the Plan:

      "AFFILIATE" means any "parent corporation" or "subsidiary corporation" of the Company as such terms are defined in Code Sections 424(e) and (f), respectively.

      "AWARD" means the grant by the Committee of Incentive Stock Options, Nonqualified Stock Options or any combination of the foregoing, pursuant to the terms of the Plan.

      "AWARD AGREEMENT" means the written agreement setting forth the terms and provisions applicable to an Award granted under the Plan.

      "BOARD" means the Board of Directors of the Company.

      "CAUSE" means, in connection with a Participant's Termination of Service, theft or embezzlement from the Company or any Affiliate, violation of a material term or condition of employment, disclosure of confidential information of the Company or any Affiliate, conviction of the Participant of a crime of moral turpitude, stealing of trade secrets or intellectual property owned by the Company or any Affiliate, any act by the Participant in competition with the Company or any Affiliate, or any other act, activity or conduct of a Participant which in the opinion of the Board is adverse to the best interests of the Company or any Affiliate.

      "CHANGE IN CONTROL" means any one of the following events: (a) any third person, including a "group" as defined in Section 13(d)(3) of the Exchange Act after the date of the adoption of the Plan by the Board, first becomes the beneficial owner of shares of the Company with respect to which 25% or more of the total number of votes for the election of the Board of Directors of the Company may be cast, (b) as a result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were Directors of the Company shall cease to constitute a majority of the Board of the Company or (c) the shareholders of the Company shall approve an agreement providing either for a transaction in which the Company will cease to be an independent publicly owned entity or for a sale or other disposition of all or substantially all the assets of the Company; provided, however, that the occurrence of any of the foregoing events shall not be deemed a Change in Control if, prior to occurrence, a resolution specifically approving the occurrence shall have been adopted by at least a majority of the Board.

      "CODE" means the Internal Revenue Code of 1986, as amended, and interpretive rules and regulations thereunder.

      "COMMITTEE" means the Committee appointed by the Board to administer the Plan.

      "COMPANY" means National City Bancshares, Inc., an Indiana corporation.

      "DATE OF GRANT" means the date on which an Award is granted, as determined by the Committee; provided, however, that in the absence of a Committee determination, the date on which the Committee adopts a resolution granting the Award.

      "DIRECTOR" means any individual who is a member of the Board regardless of whether the Director is an Employee of the Company or any Affiliate.

      "DISABILITY" means total and permanent disability as determined by the Committee pursuant to Code Section 22(e)(3).

      "EMPLOYEE" means any person employed by the Company or an Affiliate, or expected to be employed by the Company or Affiliate, provided the individual becomes actually so employed.

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

      "EXERCISE PRICE" means the price per Share at which the Shares subject to an Option may be purchased upon exercise of the Option.

      "INCENTIVE STOCK OPTION" means an Option to purchase Shares which is intended to qualify under Code Section 422.

      "MARKET VALUE" as of a specified date means the mean between the highest and the lowest sales prices as reported by the Nasdaq National Market for one Share for the date immediately preceding the date as of which Market Value is being determined (or, if there were fewer than two sales transactions reported on such date, on the last preceding date on which there were two or more transactions reported), or if the Shares are not listed for trading on the Nasdaq National Market, the mean between the highest bid and the lowest asked quotations of one Share for the date immediately preceding the date as of which Market Value is being determined (or, if there were no reported bid and asked quotations on such date, on the last preceding date) as reported by NASDAQ or any similar quotation system then in use, or, if no such quotations are available, the fair market value of one Share as the Committee shall determine.

      "NONQUALIFIED STOCK OPTION" means an Option to purchase Shares which is not intended to qualify under Code Section 422.

      "OPTION" means an Incentive Stock Option or a Nonqualified Stock Option.

      "PARTICIPANT" means an individual selected by the Committee to receive an Award.

      "PLAN" means the National City Bancshares, Inc., 1999 Stock Option and Incentive Plan.

      "REORGANIZATION" means the liquidation or dissolution of the Company or any merger, consolidation or combination of the Company (other than a merger, consolidation or combination in which the Company is the continuing entity and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property or any combination thereof).

      "RETIREMENT" means, with respect to an Employee, Termination of Service with the Company or any Affiliate after completing ten (10) years of service and attaining age sixty (60).

      "SECURITIES ACT" means the Securities Act of 1933, as amended.

      "SHARES"  means the shares of common stock, no par value, of the Company.

      "TERMINATION OF SERVICE" means, in the case of an Employee, the termination of the employment relationship between the Employee and the Company and all Affiliates; and in the case of an individual that is not an Employee, the termination of the service relationship between the individual and the Company and all Affiliates.

   3. ADMINISTRATION. The Plan shall be administered by a Committee, which shall consist of three or more members of the Board. The members of the Committee shall be appointed by the Board. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee without a meeting, shall be acts of the Committee.

   Except as expressly limited by the Plan, the Committee shall have all powers and discretion necessary or appropriate to administer the Plan and control its operation, including, but not limited to, the power to (a) select Participants, grant Awards and provide the terms and conditions of all Awards (which need not be identical among Participants); (b) interpret the Plan and Awards; and, (c) adopt rules and procedures for the administration, interpretation and operation of the Plan. All determinations and decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

   4. PARTICIPANTS. The Committee, in its sole discretion, may select from time to time Participants in the Plan from those Employees and Directors who, in the opinion of the Committee, have the capacity for contributing in a substantial measure to the successful performance of the Company or its Affiliates; provided, however, Incentive Stock Options may be granted only to Employees of the Company or its Affiliates.

   5. SUBSTITUTE OPTIONS. In the event the Company or an Affiliate consummates a transaction described in Code Section 424(a), persons who become Employees or Directors on account of such transaction may be granted Options in substitution for Options granted by the former employer. The Committee, in its sole discretion and consistent with Code Section 424(a) shall determine the Exercise Price of the substitute Options.

   6. AWARD AGREEMENT. Each Award shall be evidenced by an Award Agreement containing the terms and the conditions of the Award, as determined by the Committee, in its sole discretion. With respect to Awards of Options, in addition to any other terms and conditions the Committee establishes, the Award Agreement shall specify the Exercise Price, the time or times at which an Option will vest or become exercisable, the term of the Option, the number of Shares to which the Option pertains, any conditions to exercise of the Option, and whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

   7. SHARES SUBJECT TO PLAN, LIMITATIONS ON GRANTS AND EXERCISE PRICE. Subject to adjustment by the operation of Section 11 of the Plan:

      (a) The maximum number of Shares which may be issued under Awards under the Plan shall not exceed 750,000 Shares. The Shares may be either authorized and unissued Shares or Shares acquired by the Company and held as treasury Shares. Shares that are withheld to satisfy payment of the Exercise Price or any tax withholding obligation and any Shares subject to an Award which expires, terminates or is surrendered for cancellation may be subject to new Awards under the Plan.

      (b) The number of Shares which may be issued hereunder to any Employee during any calendar year under all forms of Awards shall not exceed 75,000 Shares.

      (c) The Exercise Price for Shares awarded under Incentive Stock Options may not be less than the Market Value of the Shares on the Date of Grant; provided, however, the Exercise Price may not be less than 110% of Market Value with respect to Incentive Stock Options granted to any Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Code Section 424(d), owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Affiliates. The Exercise Price for Shares awarded under Nonqualified Stock Options may not be less than 85% of the Market Value of the Shares on the Date of Grant.

   8. TERM  OF  OPTIONS.   Unless  otherwise  provided in the Award  Agreement,
Options shall expire on, and may not be exercised after, the earliest to occur of the following events:

      (a)the tenth anniversary of the Date of Grant;

      (b) three (3) months after a Participant's Termination of Service by reason of Retirement, except that any Nonqualified Stock Options shall expire, and may not be exercised after, five (5) years after a Participant's Termination of Service by reason of Retirement;

      (c) one (1) year after a Participant's Termination of Service by reason of Disability;

      (d) one (1) year after a Participant's death while employed or within three (3) months after Termination of Service by reason of Retirement or Disability;

      (e) one (1) year after a Participant's death within three (3) months after Termination of Service for reason other than Retirement or Disability; provided, however, an Option may be exercised only to the extent exercisable by the Participant immediately prior to the Participant's death;

      (f) three (3) months after a Participant's voluntary Termination of Service; provided, however, an Option may be exercised only to the extent exercisable by the Participant immediately prior to the Participant's Termination of Service;

      (g) three (3) months after involuntary Termination of Service for reason other than Cause; and

      (h) the date of involuntary Termination of Service for Cause.

   9. METHOD OF EXERCISE OF OPTIONS. To exercise an Option under the Plan, the Participant must give written notice to the Company (which shall specify the number of Shares with respect to which the Participant elects to exercise the Option) together with full payment of the Exercise Price. The date of exercise shall be the date on which the notice and payment are received by the Company. Payment of the Exercise Price shall be made in cash (including check, bank draft or money order), or with the consent of the Committee, in whole or in part through the surrender of shares of common stock the Participant has owned for more than six months.

   10. INCENTIVE STOCK OPTIONS - ADDITIONAL PROVISIONS.   Any provisions of the
Plan to the contrary notwithstanding, Incentive Stock Options shall be subject to the following:

      (a) The aggregate Market Value (determined on the Date of Grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Affiliates) shall not exceed $100,000.

      (b) No Incentive Stock Option may be exercised more than three (3) months after the Participant's Termination of Service for any reason other than Disability or death, unless (a) the Participant dies during such three-month period, and (b) the Award Agreement or the Committee permits later exercise.

      (c) No Incentive Stock Option may be exercised after the expiration of ten (10) years from the Date of Grant; provided, however, that if the Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Code section 424(d), owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Affiliates, the Option may not be exercised after the expiration of five (5) years from the Date of Grant.

Unless otherwise provided by the Committee in the Award Agreement, to the extent that an Option does not qualify as an Incentive Stock Option, because of its provisions, the time and manner of its exercise or otherwise, the Option or portion thereof which does not so qualify, shall constitute a separate Nonqualified Stock Option.

   11. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of any change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Company, the maximum aggregate number and class of shares as to which Awards may be granted under the Plan and the number and class of shares and Exercise Price of Options with respect to Awards previously granted under the Plan may be adjusted by the Committee, in its sole discretion, and the Committee's determination shall be conclusive.

   12. EFFECT OF REORGANIZATION. Except as otherwise specifically provided in the Award Agreement, Awards will be affected by a Reorganization as follows:

      (a) If the Reorganization is a dissolution or liquidation of the Company, then each outstanding Option shall terminate, but each Participant to whom the Option was granted shall have the right, immediately prior to such dissolution or liquidation to exercise his Option in full, notwithstanding the provisions of Section 9, and the Company shall notify each Participant of the Participant's right within a reasonable period of time prior to any dissolution or liquidation.

      (b) If the Reorganization is a merger or consolidation, other than a Change in Control subject to Section 13 of this Plan, upon the effective date of the Reorganization, each Optionee shall be entitled, upon exercise of his Option in accordance with all of the terms and conditions of the Plan, to receive in lieu of Shares, shares of stock or other securities or consideration as the holders of Shares shall be entitled to receive pursuant to the terms of the Reorganization.

   The adjustments contained in this Section and the manner of application of its provisions shall be determined solely by the Committee.

   13. EFFECT OF CHANGE OF CONTROL. Upon a Change in Control, unless the Committee shall have otherwise provided in the Award Agreement, all Options theretofore granted and not fully exercisable shall become exercisable in full upon the happening of the event and shall remain exercisable in accordance with their terms; provided, however, no Option which has previously been terminated shall become exercisable.

   14. ASSIGNMENTS AND TRANSFERS. Except as expressly authorized by the Committee in the Award Agreement, Awards may not be assigned, encumbered or transferred otherwise than by will or the laws of descent and distribution, and during the Participant's lifetime, may be exercisable only by the Participant.

   15. PARTICIPANT RIGHTS LIMITED. No Employee, Director or other person shall have a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant, and no Employee, Director or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Company or any Affiliate. Neither the Plan nor any action taken pursuant to the Plan shall be construed as giving any person any right to be retained in the employ or service of the Company or any Affiliate.

   16. SHAREHOLDER RIGHTS. No Participant or other person shall have any of the rights or privileges of a shareholder of the Company with respect to any Shares issuable pursuant to an Award unless and until certificates representing the Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant or other person entitled to the Shares.

   17. WITHHOLDING TAX. Prior to the delivery of any Shares or cash pursuant to an Award, the Company shall have the right and power to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy all applicable tax withholding requirements. The Committee, in its sole discretion and pursuant to such procedures as it may establish from time to time, may permit a Participant to satisfy all or part of the Exercise Price and tax withholding obligations in connection with an Award by (a) having the Company withhold otherwise deliverable Shares, or (b) delivering to the Company Shares already owned for more than six months having a Market Value equal to the amount required to be withheld. The amount of the withholding requirement shall be the applicable statutory minimum federal, state or local income tax with respect to the Award on the date that the amount of tax is to be withheld. For these purposes, the value of the Shares to be withheld or delivered shall be equal to the Market Value as of the date that the taxes are required to be withheld.

   18. SETTLEMENT OF AWARDS. The Company's obligation to deliver Shares with respect to an Award shall be subject to such conditions, restrictions and contingencies as the Company may establish, including but not limited to, the receipt of a representation as to the investment intention of the person to whom Shares are to be delivered, in such form as the Company shall determine to be necessary or advisable to comply with the provisions of the Securities Act or any other applicable federal or state securities legislation. It may be provided that any representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of a representation under the Securities Act or other securities legislation. The Company shall not be required to deliver any Shares under the Plan prior to
(a) the admission of the Shares to listing on any stock exchange or system on which the Shares may then be listed, and (b) the completion of any registration or other qualification of the Shares under any state or federal law, rule or regulation, as the Company shall determine to be necessary or advisable.

   19. TERMINATION, AMENDMENT AND MODIFICATION OF PLAN. The Board may at any time terminate, and may at any time and from time to time and in any respect amend or modify, the Plan; provided however, that to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or Code Section 422 (or any other applicable law or regulation, including requirements of any stock exchange or quotation system on which the Shares are listed or quoted) shareholder approval of any Plan amendment shall be obtained in such a manner and to such a degree as is required by the applicable law or regulation; and provided further, that no termination, amendment or modification of the Plan shall in any manner affect any Award theretofore granted pursuant to the Plan without the consent of the Participant to whom the Award was granted or transferee of the Award.

   20. EFFECTIVE DATE AND TERM OF PLAN. The Plan shall become effective upon its adoption by the Board, subject to approval and ratification by the shareholders of the Company at the next annual meeting of shareholders. Awards may be granted prior to shareholder approval and ratification, but shall become null and void if the Company's shareholders fail to approve and ratify the Plan as provided in this Section. After approval by the Company's shareholders, the Plan shall continue in effect for a term of ten (10) years from the date of adoption by the Board of Directors unless sooner terminated pursuant to Section 19 of the Plan.

   21.   GOVERNING  LAW.   The  Plan and Award Agreements shall be construed in
accordance with and governed by the laws of the State of Indiana.


                                          ADOPTED BY THE BOARD OF DIRECTORS OF
                                          NATIONAL CITY BANCSHARES, INC.
                                          AS OF APRIL 5, 1999

                                          ADOPTED BY THE SHAREHOLDERS OF
                                          NATIONAL CITY BANCSHARES, INC.
                                          AS OF MAY 19, 1999